SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

SAVVIS Communications Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 13, 2005, SAVVIS, Inc. (the “Company”) filed its definitive proxy statement to stockholders on Schedule 14A (the “Proxy Statement”), which set forth information concerning the fees payable to members of its Board of Directors who are not employees of the Company and are not affiliated with one of the Company’s principal stockholders (“Independent Directors”). While the information provided in the Proxy Statement concerning the aggregate amounts paid to each of the Independent Directors for meetings attended during 2004 was accurate, the specific fee rates listed for annual retainers and attendance at meetings did not reflect an increase in the rates that was implemented in May 2004. The rates as they changed during the year are set forth below.

In addition, on February 23, 2005, the Company filed a Form 8-K (the “Form 8-K”), which disclosed an increase in the fees payable to its Independent Directors, which was effective as of February 16, 2005. The amounts listed as “current” in the tabular disclosure in the Form 8-K again did not reflect the increase in such rates that was implemented in May 2004 and the increase in the fees paid to Independent Directors for attending Board meetings in-person.

The Company is filing this Form 8-K to correct the above information as reported in each of the Proxy Statement and the Form 8-K by providing a tabular disclosure of the fee rates in effect for the periods discussed in each of the Proxy Statement and the Form 8-K. We do not believe that these corrections, individually or in the aggregate, are material.

Fees	Rates in Effect From January 2004 to April 2004	Rates in Effect From May 2004 to February 2005	Rates in Effect From February 2005 to Present
Annual Retainer	$10,000	$15,000	$15,000
Chairman of Standing Committee	- 0 -	- 0 -	$5,000
Attendance at each Meeting of the Board of Directors (in person)	$1,500	$2,000	$2,000
Attendance at each Meeting of the Board of Directors (by telephone)	$250	$500	$1,500
Attendance at each Committee Meeting (in person)	$750	$1,000	$1,000
Attendance at each Committee Meeting (by telephone)	$250	$500	$1,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: June 2, 2005	By:	/s/ Grier C. Raclin
	Name:	Grier C. Raclin
	Title:	Chief Legal Officer